Exhibit 4.1

AMENDED AND RESTATED TRUST AGREEMENT

among

CENTEX HOME EQUITY COMPANY, LLC,
as Seller,

CHEC FUNDING, LLC,
as Depositor,

and

________________________,
as Owner Trustee

Dated as of _________ __, 200_

CENTEX HOME EQUITY LOAN TRUST 200_-__
Home Equity Loan Asset-Backed Notes, Series 200_-__

Table of Contents

Page

ARTICLE I

DEFINITIONS

Section 1.1 Section 1.2	Capitalized Terms Other Definitional Provisions	1 5

ARTICLE II

ORGANIZATION

Section 2.1 Section 2.2 Section 2.3 Section 2.4 Section 2.5 Section 2.6 Section 2.7 Section 2.8 Section 2.9 Section 2.10	Name
Office
Purposes and Powers
Appointment of Owner Trustee
Initial Capital Contribution of Owner Trust Estate
Declaration of Trust
Title to Trust Property
Situs of Trust
Representations and Warranties of the Depositor
Federal Income Tax Allocations	7 7 7 8 8 8 8 8 9 10

ARTICLE III

SUB-TRUSTS

Section 3.1 Section 3.2 Section 3.3 Section 3.4	Series Trust Establishment of Sub-Trust Assets of Sub-Trust Liabilities of Sub-Trust	10 10 10 10

ARTICLE IV

TRANSFEROR INTEREST AND TRANSFERS OF THE TRANSFEROR INTEREST

Section 4.1 Section 4.2 Section 4.3 Section 4.4 Section 4.5 Section 4.6 Section 4.7 Section 4.8 Section 4.9 Section 4.10 Section 4.11 Section 4.12 Section 4.13	Initial Ownership
The Transferor Interest
[Reserved]
Registration of Transfer and Exchange of Transferor Interest
[Reserved]
Persons Deemed Transferors
[Reserved]
Maintenance of Office or Agency
Appointment of Paying Agent
[Reserved]
[Reserved]
[Reserved]
Restrictions on Transfers of Transferor Interest	12 12 12 12 12 12 13 13 13 13 13 13 13

ARTICLE V

ACTIONS BY OWNER TRUSTEE

Section 5.1 Section 5.2 Section 5.3 Section 5.4	Prior Notice to the Transferor and the Insurer with Respect to Certain Matters [Reserved] Action by Transferor with Respect to Bankruptcy Restrictions on Transferor's Power	17 18 19 19

ARTICLE VI

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 6.1 Section 6.2 Section 6.3 Section 6.4 Section 6.5 Section 6.6	Establishment of Eligible Accounts Application Of Trust Funds Method of Payment [Reserved] Accounting and Reports to the Transferor, the Internal Revenue Service and Others Signature on Returns	20 20 20 20 20 21

ARTICLE VII

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 7.1 Section 7.2 Section 7.3 Section 7.4 Section 7.5 Section 7.6	General Authority
General Duties
Action upon Instruction
No Duties Except as Specified in this Agreement, the Transaction Documents or in Instructions
No Action Except Under Specified Documents or Instructions
Restrictions	22 22 22 23 24 24

ARTICLE VIII

CONCERNING THE OWNER TRUSTEE

Section 8.1 Section 8.2 Section 8.3 Section 8.4 Section 8.5 Section 8.6 Section 8.7 Section 8.8	Acceptance of Trusts and Duties
Furnishing of Documents
Representations and Warranties
Reliance; Advice of Counsel
Not Acting in Individual Capacity
Owner Trustee Not Liable for the Transferor Interest or the Mortgage Loans
Owner Trustee May Own the Transferor Interest and the Notes
Licenses	25 26 26 27 27 28 28 28

ARTICLE IX

COMPENSATION OF OWNER TRUSTEE

Section 9.1 Section 9.2 Section 9.3	Owner Trustee's Fees and Expenses Indemnification Payments to the Owner Trustee	29 29 29

ARTICLE X

TERMINATION OF TRUST AGREEMENT

Section 10.1	Termination of Trust Agreement	30

ARTICLE XI

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 11.1 Section 11.2 Section 11.3 Section 11.4 Section 11.5	Eligibility Requirements for Owner Trustee
Resignation or Removal of Owner Trustee
Successor Owner Trustee
Merger or Consolidation of Owner Trustee
Appointment of Co-Owner Trustee or Separate Owner Trustee	32 32 33 33 33

ARTICLE XII

MISCELLANEOUS

Section 12.1 Section 12.2 Section 12.3 Section 12.4 Section 12.5 Section 12.6 Section 12.7 Section 12.8 Section 12.9 Section 12.10 Section 12.11 Section 12.12 Section 12.13 Section 12.14	Supplements and Amendments
No Legal Title to Owner Trust Estate in Transferor
Limitations on Rights of Others
Notices
Severability
Separate Counterparts
Successors and Assigns
No Petition
[Reserved]
No Recourse
Headings
GOVERNING LAW
Inconsistencies with Sale and Servicing Agreement
Third Party Beneficiary	36 37 37 37 38 38 38 38 38 38 38 38 38 39

EXHIBIT A EXHIBIT B EXHIBIT C	Certificate of Trust Form of Transfer Certificate Form of Transferor Certificate	A-1 B-1 C-1

             AMENDED AND RESTATED TRUST AGREEMENT, dated as of _________ __, 200_, among CHEC FUNDING, LLC, a Delaware limited liability, as depositor (the "Depositor"), CENTEX HOME EQUITY COMPANY, LLC, a limited liability company organized under the laws of the State of Delaware, as seller (the "Seller"), and ________________________, a _________ banking corporation, as owner trustee (the "Owner Trustee") amending and restating that certain trust agreement (the "Original Trust Agreement) dated as of _________ __, 200_ between the Depositor and Owner Trustee.

             WHEREAS, the Original Trust Agreement was entered into as of _________ __, 200_; and

            WHEREAS, the Original Trust Agreement is hereby amended and restated in its entirety effective as of _________ __, 200_ in order to make such changes and modifications as are set forth herein.

             NOW THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

             Section 1.1 Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

             "Agreement" shall mean this Amended and Restated Trust Agreement, as the same may be amended and supplemented from time to time.

            "Bankruptcy Action" shall have the meaning assigned to such term in Section 5.1.

            "Benefit Plan" shall have the meaning assigned to such term in Section 4.13.

            "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

             "Certificate" shall mean the Transferor Interest.

            "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit A to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

            "Certificate Register" shall mean a register kept by the Certificate Registrar in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificate and the registration of transfers of the Certificate. The location of the Certificate Registrar shall be the same as that of the Corporate Trust Office of the Indenture Trustee.

            "Certificate Registrar" shall mean the __________________________, as Certificate Registrar hereunder.

             "Code" shall mean the Internal Revenue Code of 1986, as amended.

             "Corporate Trust Office" shall mean, (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which office at date of execution of this Agreement is located at ____________________________, Attention: _______________; or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Transferor and the Issuer, or the principal corporate trust office of any successor Owner Trustee, the address (which shall be in the State of Delaware) of which the successor owner trustee will notify the Transferor and the Issuer; or (ii) with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee, which office at date of execution of this Agreement, is located at ___________________________________, Attention: Indenture Trust Administration, or at such other address as the Indenture Trustee may designate by notice to the Transferor and the Issuer, or the principal corporate trust office of any successor Indenture Trustee, the address (which shall be in the State of _________) of which the successor indenture trustee will notify the Transferor and the Issuer.

             "Depositor" shall mean CHEC FUNDING, LLC, or its successors.

            "Distribution Account" shall have the meaning assigned to such term in the Sale and Servicing Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

             "Expenses" shall have the meaning assigned to such term in Section 9.2.

            "Group" With respect to the Notes, Group I, Group II or Group III, as the context requires. With respect to the Home Equity Loans, Loan Group I, Loan Group II or Loan Group III, as the context requires.

            "Group I Home Equity Loans" shall mean a pool of closed-end, fixed-rate home equity loans with conforming balances, as identified in the Mortgage Loan Schedule.

          "Group II Home Equity Loans" shall mean a pool of closed-end, fixed-rate home equity loans with primarily non-conforming balances, as identified in the Mortgage Loan Schedule.

          "Group III Home Equity Loans" shall mean a pool of closed-end, adjustable- rate home equity loans with both conforming and non-conforming balances, as identified in the Mortgage Loan Schedule.

          "Indenture" shall mean the Indenture, dated as of _________ __, 200_, by and between the Issuer and the Indenture Trustee, or any successor trustee under the Indenture.

           "Indenture Trustee" shall mean _______________________, as Indenture Trustee under the Indenture, or any successor trustee under the Indenture.

          "Insurance Agreement" shall mean the Insurance and Reimbursement Agreement dated as of _________ __, 200_ among the Indenture Trustee, the Seller, the Servicer, the Depositor, the Insurer and _____________________, including any amendments and supplements thereto.

           "Insurer" shall mean ______________________, or its successors.

           "Issuer" shall mean Centex Home Equity Loan Trust 200_-__, the Delaware business trust created pursuant to this Agreement.

          "Loan Group" shall mean either Loan Group I, Loan Group II or Loan Group III.

           "Loan Group I" shall mean the pool of Home Equity Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

           "Loan Group II" shall mean the pool of Home Equity Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

           "Loan Group III" shall mean the pool of Home Equity Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group III.

           "Mortgage Loans" shall mean the Group I Home Equity Loans, the Group II Home Equity Loans and the Group III Home Equity Loans.

          "Non-permitted Foreign Owner" shall have the meaning set forth in Exhibit B hereto.

          "Non-U.S. Person" shall mean any Person other than (i) a citizen or resident of the United States, (ii) an entity treated for United States federal income tax purposes as a corporation or partnership created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust, or (v) certain trusts in existence on August 20, 1996 and treated as United States persons on such date that elect to continue to be so treated.

          "Original Trust Agreement" shall mean the Trust Agreement dated as of _________ __, 200_ between CHEC Funding, LLC and ________________________, a _________ banking corporation.

          "Owner Trust Estate" shall mean the contribution of $100 referred to in Section 2.5 and the Trust Estate.

          "Owner Trustee" shall mean ________________________, a _________ banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor owner trustee hereunder.

           "Prospective Transferor" shall mean any prospective purchaser or prospective transferee of the Transferor Interest.

          "Rating Agency Condition" shall mean, with respect to certain actions requiring Rating Agency consent, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Depositor, the Seller, the Owner Trustee, the Insurer and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes, without regard to the Insurance Policy.

          "Record Date" shall mean the last Business Day preceding the related Payment Date; provided, however, that following the date on which Definitive Notes are available pursuant to Section 2.2 of the Indenture, the Record Date shall be the last day of the calendar month preceding the month in which the related Payment Date occurs.

          "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement dated as of the date hereof, among the Issuer, the Seller, the Depositor, the Indenture Trustee and the Servicer.

          "Secretary of State" shall mean the Secretary of State of the State of Delaware.

           "Seller" shall mean Centex Home Equity Company, LLC, or its successors.

          "Senior Interest Participations" shall have the meaning specified in Section 4.2.

           "Servicer" shall mean Centex Home Equity Company, LLC, or any successor servicer appointed pursuant to the Sale and Servicing Agreement.

          "Sub-Trust" shall have the meaning specified in Section 3.1 and includes Sub-Trust 1, Sub-Trust 2 or Sub-Trust 3, each of which constitute a separate series of interests in the Trust Estate pursuant to Section 3806(b)(2) of the Business Trust Statute.

          "Sub-Trust 1" shall mean the portion of the Trust Estate assigned to Loan Group I.

          "Sub-Trust 2" shall mean the portion of the Trust Estate assigned to Loan Group II.

          "Sub-Trust 3" shall mean the portion of the Trust Estate assigned to Loan Group III.

           "Transaction Documents" shall mean each of the Indenture, the Sale and Servicing Agreement, the Insurance Agreement and this Agreement.

           "Transferor" shall mean the owner of the Transferor Interest.

           "Transferor Interest" shall have the meaning specified in Section 4.2.

          "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

          "Trust" shall mean the trust established by the Original Trust Agreement and continued hereby.

          "Trust Estate" shall mean the assets subject to the Sale and Servicing Agreement, the Mortgage Loan Purchase Agreement, this Trust Agreement and the Indenture, assigned to the Indenture Trustee in each case in respect of the related Sub-Trust and the related Loan Group, which assets consist of: (i) each Home Equity Loan in the related Loan Group together with the related Mortgage File, including its Cut-Off Date Principal Balance and all collections in respect thereof received after the Cut-Off Date; (ii) property that secured a Home Equity Loan in the related Loan Group that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the Seller's rights under any insurance policies relating to Home Equity Loans in the related Loan Group (including any Insurance Proceeds); (iv) (a) the related Sub-Trust's interest in the Collection Account and the Distribution Account, and (b) amounts on deposit in the related sub-account of each of the Collection Account and Distribution Account; (v)  any Crosscollateralization Payment made from the other Loan Group; (vi) the Seller's obligation to pay, or cause to be paid, and the security interest granted by ______________________________ to secure such obligation; (vii) the Depositor's rights under the Mortgage Loan Purchase Agreement in respect of the related Loan Group; (viii) the Depositor's rights under the Support Agreement in respect of the related Loan Group; (ix) any proceeds of any of the foregoing and (x) all other assets included or to be included in the Trust in respect of the related Sub-Trust for the benefit of the related Noteholders and the Insurer. In addition, on or prior to the Closing Date, the Seller shall cause the Insurer to deliver the Insurance Policy to the Indenture Trustee for the benefit of the Noteholders and the Transferor and the Seller shall deliver the Support Agreement to the Indenture Trustee for the benefit of the Noteholders, the Transferor and the Insurer.

           "Underwriter" shall mean ___________________.

           Section 1.2 Other Definitional Provisions.

                     (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

                     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORGANIZATION

          Section 2.1 Name. The Trust created under the Original Trust Agreement shall be known as "Centex Home Equity Loan Trust 200_-__," in which name the Owner Trustee may conduct the business of the Trust and make and execute contracts and other instruments on behalf of the Trust and the Trust may sue and be sued.

          Section 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of _________ as the Owner Trustee may designate by written notice to the Transferor.

           Section 2.3 Purposes and Powers.

                     (a) The purpose of the Trust is to engage in the following activities:

(i) to issue the Notes pursuant to the Indenture and the Transferor Interest pursuant to this Agreement and to sell such Notes and Transferor Interest;

(ii) with the proceeds of the sale of the Notes and the Transferor Interest, to fund start-up and transactional expenses of the Trust and to pay the balance to the Depositor, or at the direction of the Depositor, to pay the Seller, as its interests may appear pursuant to the Sale and Servicing Agreement;

(iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Transferor pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

(iv)to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

(v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Transferor.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Transaction Documents.

           Section 2.4 Appointment of Owner Trustee. The Depositor hereby confirms the appointment of Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

          Section 2.5 Initial Capital Contribution of Owner Trust Estate. Pursuant to the Original Trust Agreement, the Depositor has sold, assigned, transferred and set over to the Owner Trustee as of the date thereof, the sum of $100. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date thereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

          Section 2.6 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Transferor, subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a security arrangement, with the assets of the Trust being the Sub-Trusts related to each Loan Group and the Transferor being the owner of the Transferor Interest. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms, if any, consistent with the characterization of the Trust, the Sub-Trusts and each Loan Group as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee has filed the Certificate of Trust with the Secretary of State of the State of Delaware.

           Section 2.7 Title to Trust Property.

                     (a) Subject to the Indenture, legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-owner trustee and/or a separate trustee, as the case may be.

                     (b) The Transferor shall not have legal title to any part of the Owner Trust Estate. No transfer by operation of law or otherwise of any interest of the Transferor shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Owner Trust Estate.

          Section 2.8 Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of Illinois. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or Illinois, and payments will be made by the Trust only from Delaware or Illinois. The only office of the Trust will be at the Corporate Trust Office in Delaware.

           Section 2.9 Representations and Warranties of the Depositor.

          The Depositor hereby represents and warrants to the Owner Trustee and the Insurer that:

                     (a) The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted. The Depositor has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Depositor; this Agreement evidences the valid, binding and enforceable obligation of the Depositor; and all requisite action has been taken by the Depositor to make this Agreement valid, binding and enforceable upon the Depositor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

                     (b) The consummation of the transactions contemplated by this Agreement will not result in (i) the breach of any terms or provisions of the Certificate of Formation or Amended and Restated Limited Liability Company Agreement of the Depositor, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Depositor, or its property is subject, or (iii) the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its respective property is subject.

                     (c) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder.

                     (d) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

          Section 2.10 Federal Income Tax Allocations. Net income of each Sub-Trust for any month, as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof), shall be allocated to the Transferor.

ARTICLE III

SUB-TRUSTS

          Section 3.1 Series Trust. The assets of the Trust shall be divided into designated series as provided in Section 3806(b)(2) of the Business Trust Statute (each series a "Sub-Trust"). Accordingly, it is the intent of the parties hereto that Articles II, IV and X of this Trust Agreement shall apply also with respect to each such Sub-Trust as if each such Sub-Trust were a separate business trust under the Business Trust Statute, and each reference to the term "Trust" in such Articles shall be deemed to be a reference to each such Sub-Trust to the extent necessary to give effect to the foregoing intent. The use of the terms "Trust" or "Sub-Trust" in this Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Business Trust Statute.

           Section 3.2 Establishment of Sub-Trust.

The Owner Trustee hereby establishes and designates three initial Sub-Trusts, as follows: Sub-Trust 1, Sub-Trust 2 and Sub-Trust 3. The provisions of this Article III shall be applicable to the designated Sub-Trusts.

          Section 3.3 Assets of Sub-Trust. All consideration received by the Trust Estate for the issuance or sale of the Notes and Senior Interest Participations relating to a particular Loan Group and Sub-Trust, together with the entire Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong solely to that Sub-Trust for all purposes, subject only to the rights of creditors of such Sub-Trust and except as may otherwise be provided in the Sale and Servicing Agreement or required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Sub-Trust and the assets associated with a Sub-Trust shall be held and accounted for separately from the other assets of the Trust Estate, and any other Sub-Trust. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, or funds or payments which are not readily identifiable as belonging to any particular Sub-Trust, the Owner Trustee shall allocate them to the Transferor Interest. Each such allocation by the Owner Trustee shall be conclusive and binding upon all Noteholders and the Transferor for all purposes.

           Section 3.4 Liabilities of Sub-Trust.

                     (a) The Trust Estate belonging to each particular Sub-Trust shall be charged with the liabilities of the Trust in respect of that Sub-Trust and only that Sub-Trust and all expenses, costs, charges and reserves attributable to that Sub-Trust, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Sub-Trust shall be allocated and charged by the Owner Trustee to the Transferor. Each allocation of liabilities, expenses, costs, charges and reserves by the Owner Trustee shall be conclusive and binding upon all Noteholders and the Transferor for all purposes. The Owner Trustee shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Noteholders and the Transferor. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Sub-Trust shall include a recitation limiting the obligation or claim represented thereby to that Sub-Trust and its assets.

                     (b) Without limitation of the foregoing provisions of this Article, but subject to the right of the Owner Trustee in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Sub-Trust shall be enforceable against the assets of such Sub-Trust only, and not against the assets (i) of the Trust generally or (ii) of any other Sub-Trust. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Business Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Business Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Sub-Trust. Every note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Sub-Trust shall include a recitation limiting the obligation represented thereby to that Sub-Trust and its assets in accordance with Section 3804(a) of the Business Trust Statute.

ARTICLE IV

TRANSFEROR INTEREST AND TRANSFERS OF THE TRANSFEROR INTEREST

          Section 4.1 Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Transferor Interest (as defined below), the Transferor shall be the sole owner of the Trust.

          Section 4.2 The Transferor Interest. The Transferor Interest shall be issued as a single certificate, substantially in the form of Exhibit C hereto, upon the order of the Depositor to the Owner Trustee concurrently with the sale and assignment to the Trust of the Mortgage Loans. The Transferor Interest shall represent the Transferor Interest which is the entire beneficial Transferor Interest in the assets of the Trust subject to the debt represented by the Notes (the "Transferor Interest"). The initial Transferor Interest and each Transferor Interest issued in exchange or upon transfer therefor shall be manually executed by an Authorized Officer of the Owner Trustee.

          The Transferor Interest shall represent the entire beneficial Transferor Interest in the assets of the Trust Estate, subject to the debt represented by the Notes (the "Transferor Interest").

          A transferee of the Transferor Interest shall become the Transferor, and shall be entitled to the rights and be subject to the obligations of the Transferor hereunder, upon such transferee's acceptance of the Transferor Interest duly registered in such transferee's name pursuant to Section 4.4 below.

           Section 4.3 [Reserved].

          Section 4.4 Registration of Transfer and Exchange of Transferor Interest. The Owner Trustee hereby appoints ____________________ as Certificate Registrar under this Agreement. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 4.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Register shall provide for the registration of the Transferor Interest and of transfer and exchange of the Transferor Interest as herein provided. The Certificate Registrar, subject to Section 4.13 hereof, on behalf of the Trust, shall note on the Certificate Register any transfer of the Transferor Interest.

           Section 4.5 [Reserved].

          Section 4.6 Persons Deemed Transferors. Prior to due presentation of the Transferor Interest for registration of transfer, the Depositor, the Seller, the Owner Trustee, the Indenture Trustee, the Insurer and the Certificate Registrar may treat the Person in whose name the Transferor Interest shall be registered in the Certificate Register as the owner thereof for the purpose of receiving distributions pursuant to Section 6.2 hereof and for all other purposes whatsoever, and none of the Seller, the Owner Trustee, the Indenture Trustee, the Insurer or the Certificate Registrar shall be bound by any notice to the contrary.

           Section 4.7 [Reserved].

          Section 4.8 Maintenance of Office or Agency. The Indenture Trustee shall maintain an office or offices or agency or agencies (initially, the Corporate Trust Office of the Indenture Trustee) where the Transferor Interest may be surrendered for registration of transfer or exchange pursuant to Section 4.4 and where notices and demands to or upon the Certificate Registrar in respect of the Transferor Interest and the Transaction Documents may be served. The Indenture Trustee shall give prompt written notice to the Seller, the Insurer, the Owner Trustee and the Transferor of any change in the location of the Certificate Register or any such office or agency.

          Section 4.9 Appointment of Paying Agent. The Owner Trustee hereby appoints the Indenture Trustee as Paying Agent under this Agreement. The Paying Agent shall make distributions to the Transferor from the Distribution Account pursuant to Section 6.2 hereof and Section 5.01 of the Sale and Servicing Agreement and shall report the amounts of such distributions to the Owner Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making the distributions referred to above. In the event that the Indenture Trustee shall no longer be the Paying Agent hereunder, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Transferor in trust for the benefit of the Transferor until such sums shall be paid to the Transferor. The Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Owner Trustee. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

           Section 4.10 [Reserved].

           Section 4.11 [Reserved].

           Section 4.12 [Reserved].

          Section 4.13 Restrictions on Transfers of Transferor Interest. The Transferor Interest shall not be sold, pledged, transferred or assigned, except as provided below.

                     (a) The Transferor Interest may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, or (iii) any entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). Each Prospective owner of the Transferor Interest, other than the Seller or an affiliate of the Seller, shall represent and warrant, in writing, to the Owner Trustee and the Certificate Registrar and any of their respective successors that:

(i) Such Person is (A) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and is aware that the seller of such Transferor Interest may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such Transferor Interest for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act, (B) an "accredited investor" as defined in Rule 501(a) under the Securities Act , or (C) a Person involved in the organization or operation of the Trust or an affiliate of such Person within the meaning of Rule 3a-7 of the 1940 Act, as amended (including, but not limited to, the Seller or the Transferor).

(ii) Such Person understands that such Transferor Interest has not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred only to a person whom the seller reasonably believes is (A) a "qualified institutional buyer," (B) " an accredited investor" or (C) a Person involved in the organization or operation of the Trust or an affiliate of such Person, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act or that is otherwise exempt from registration under the Securities Act and in accordance with any applicable securities laws of any state of the United States.

(iii) Such Person understands that each Transferor Interest bears a legend to the following effect:

THIS TRANSFEROR INTEREST HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS TRANSFEROR INTEREST MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO (I) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT PURSUANT TO RULE 144A, (II) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) UNDER THE ACT, OR (III) A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE TRUST OR AN AFFILIATE OF SUCH A PERSON WITHIN THE MEANING OF RULE 3a-7 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (INCLUDING, BUT NOT LIMITED TO, CHAMPION MORTGAGE CO., INC.) IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. NO PERSON IS OBLIGATED TO REGISTER THIS TRANSFEROR INTEREST UNDER THE ACT OR ANY STATE SECURITIES LAWS."

(iv) Such Person shall comply with the provisions of Section 4.13(b), as applicable, relating to the ERISA restrictions with respect to the acceptance or acquisition of such Transferor Interest.

                     (b) Each Prospective Transferor, other than the Transferor or an affiliate of the Transferor, shall either:

(i) represent and warrant, in writing, to the Owner Trustee and the Certificate Registrar and any of their respective successors, in accordance with Exhibit B hereto, that the Prospective Transferor is not (A) an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (B) a "plan" within the meaning of Section 4975(e)(1) of the Code (any such plan or employee benefit plan, a "Plan") or (C) any entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan's investment in the entity and is not directly or indirectly purchasing such Transferor Interest on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan; or

(ii) furnish to the Owner Trustee and the Certificate Registrar and any of their respective successors an opinion of counsel acceptable to such persons that (A) the proposed issuance or transfer of such Transferor Interest to such Prospective Transferor will not cause any assets of the Trust to be deemed assets of a Plan, and (B) the proposed holding or transfer of such Transferor Interest will not cause the Owner Trustee or the Certificate Registrar or any of their respective successors to be a fiduciary of a Plan within the meaning of Section 3(21) of ERISA and will not give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

                     (c) The Transferor Interest shall bear an additional legend referring to the foregoing restrictions contained in paragraph (b) above.

                     (d) The Prospective Transferor, other than the Transferor or an affiliate of the Transferor, shall obtain an Opinion of Counsel to the effect that, as a matter of federal income tax law, such Prospective Transferor is permitted to accept the transfer of the Transferor Interest.

                     (e) The Transferor Interest may not be pledged or transferred without delivery to the Certificate Registrar of an Opinion of Counsel to the effect that such transfer would not jeopardize the tax treatment of the Trust, would not subject the Trust to an entity-level tax, and would not jeopardize the status of the Notes as debt for all purposes.

                     (f) No pledge or transfer of the Transferor Interest shall be effective unless such purchase or transfer is (i) to a single beneficial owner and (ii) accompanied by an Opinion of Counsel satisfactory to the Owner Trustee, which Opinion of Counsel shall not be an expense of the Trust, the Certificate Registrar, the Servicer or the Seller, to the effect such pledge or transfer will not cause the Trust to be treated for federal income tax purposes as a taxable mortgage pool, association or a publicly traded partnership taxable as a corporation.

Transfer of the Transferor Interest shall be made only if accompanied by an Opinion of Counsel satisfactory to the Owner Trustee, which Opinion of Counsel shall not be an expense of the Issuer, the Owner Trustee, the Servicer or the Seller, to the effect such transfer will not cause the Issuer to be treated for federal income tax purposes as an association, a taxable mortgage pool or a publicly traded partnership taxable as a corporation.

ARTICLE V

ACTIONS BY OWNER TRUSTEE

          Section 5.1 Prior Notice to the Transferor and the Insurer with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action, and neither the Transferor nor the Insurer shall direct the Owner Trustee to take any action, unless (i) the Insurer has provided its written consent and (ii) at least 30 days before the taking of such action, the Owner Trustee shall have notified the Transferor in writing of the proposed action and neither the Transferor nor the Insurer shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Transferor has withheld consent or the Transferor or the Insurer have provided alternative direction:

                     (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Home Equity Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Home Equity Loans);

                     (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

                     (c) the amendment or other change to this Agreement or any Transaction Document in circumstances where the consent of any Noteholder or the Insurer is required;

                     (d) the amendment or other change to this Agreement or any Transaction Document in circumstances where the consent of any Noteholder or the Insurer is not required and such amendment materially adversely affects the interests of the Transferor;

                     (e) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture;

                     (f) the consent to the calling or waiver of any default of any Transaction Document;

                     (g) the consent to the assignment by the Indenture Trustee or the Seller of their respective obligations under any Transaction Document;

                     (h) except as provided in Article X hereof, the dissolution, termination or liquidation of the Trust, in whole or in part;

                     (i) the merger or consolidation of the Trust with or into any other entity, or, except as contemplated by the Sale and Servicing Agreement, the conveyance or transfer of all or substantially all of the Trust's assets to any other entity;

                     (j) the causing of the Trust to incur, assume or guaranty any indebtedness other than the Notes, as set forth in this Agreement;

                     (k) doing any act that conflicts with any other Transaction Document;

                     (l) doing any act which would make it impossible to carry on the ordinary business of the Trust;

                     (m) confessing a judgment against the Trust;

                     (n) possessing Trust assets, or assigning the Trust's right to property, for other than a Trust purpose; or

                     (o) changing the Trust's purpose and powers from those set forth in this Agreement.

          In addition, the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other Person. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor or the Seller, and any of their respective affiliates. This Agreement and the Transaction Documents shall be the only agreements among the parties hereto with respect to the creation, operation and termination of the Trust. For accounting purposes, the Trust shall be treated as an entity separate and distinct from the Transferor. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto.

          The Owner Trustee shall not have the power, except upon the direction of the Transferor and with the consent of the Insurer (which consent shall not be unreasonably withheld), and to the extent otherwise consistent with the Transaction Documents, to (i) remove or replace the Seller or the Indenture Trustee, (ii) institute proceedings to have the Trust declared or adjudicated a bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (vi) make any assignment for the benefit of the Trust's creditors, (vii) cause the Trust to admit in writing its inability to pay its debts generally as they become due, or (viii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above, a "Bankruptcy Action"). So long as the Indenture remains in effect, the Transferor shall not have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust.

           Section 5.2 [Reserved].

          Section 5.3 Action by Transferor with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior consent and approval of (i) the Insurer; (ii) the Transferor; (iii) the Owner Trustee; and (iv) the Indenture Trustee, and the delivery to the Owner Trustee by the Transferor of a certificate certifying that such Transferor reasonably believes that the Trust is insolvent. The terms of this Section 5.3 shall survive for one year and one day following the termination of this Agreement.

          Section 5.4 Restrictions on Transferor's Power. The Transferor shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to Section 2.3 hereof, nor shall the Owner Trustee be obligated to follow any such direction, if given.

ARTICLE VI

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

          Section 6.1 Establishment of Eligible Accounts. The Owner Trustee shall cause the Indenture Trustee to establish and maintain with the Indenture Trustee for the benefit of the Owner Trustee one or more Eligible Accounts in accordance with the Indenture.

           Section 6.2 Application Of Trust Funds.

                     (a) On each Payment Date, the Paying Agent shall make the distributions and payments set forth in Section 5.01 of the Sale and Servicing Agreement from amounts on deposit in the Distribution Account.

                     (b) On or before the third Business Day following each Payment Date, the Paying Agent shall send to DTC the statement provided to the Paying Agent by the Indenture Trustee pursuant to Section 5.03 of the Sale and Servicing Agreement with respect to such Payment Date.

                     (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to the Transferor, such tax shall reduce the amount otherwise distributable to the Transferor in accordance with this Section 6.2. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Transferor sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Paying Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Transferor shall be treated as cash distributed to the Transferor at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Transferor), the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (c). In the event that the Transferor wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Paying Agent shall reasonably cooperate with the Transferor in making such claim so long as the Transferor agrees to reimburse the Owner Trustee and the Paying Agent for any out-of-pocket expenses incurred.

          Section 6.3 Method of Payment. Distributions required to be made to the Transferor on any Payment Date shall be made to the Transferor of record on the preceding Record Date in the manner set forth in Section 5.01 of the Sale and Servicing Agreement.

           Section 6.4 [Reserved].

          Section 6.5 Accounting and Reports to the Transferor, the Internal Revenue Service and Others. The Owner Trustee shall deliver to the Transferor such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable the Transferor to prepare its respective federal and state income tax returns. Consistent with the Trust's (and each Loan Group's and Sub-Trust's) characterization for tax purposes as a security arrangement for the issuance of non-recourse debt, no federal income tax return shall be filed on behalf of the Trust unless either (a) the Trust, the Sub-Trusts, the Transferor, the Owner Trustee or the Transferor receives an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing or (b) the Internal Revenue Service shall determine that the Trust (or a related Loan Group or Sub-Trust) is required to file such a return. In the event that the Trust (or a related Loan Group or Sub-Trust) is required to file tax returns, the Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Home Equity Loans. The Owner Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust or the Sub-Trusts and shall remit such returns to the Transferor at least five days before such returns are due to be filed. The Transferor, or any other such party required by law, shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and such returns shall be filed by, or at the direction of, the Owner Trustee with the appropriate tax authorities. In no event shall the Transferor be liable for any liabilities, costs or expenses of the Trust or the Sub-Trusts arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith), except for any such liability, cost or expense attributable to the Transferor's breach of its obligations under this Agreement.

           Section 6.6 Signature on Returns.

          The Owner Trustee shall sign on behalf of the Trust or the Sub-Trusts the tax returns of the Trust or the Sub-Trusts, if any, unless applicable law requires a Transferor to sign such documents, in which case such documents shall be signed by the Transferor.

ARTICLE VII

AUTHORITY AND DUTIES OF OWNER TRUSTEE

          Section 7.1 General Authority. The Owner Trustee is authorized and directed to execute and deliver or cause to be executed and delivered the Notes, the Transferor Interest and the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party and any amendment or other agreement or instrument described in Article IV, in each case, in such form as the Owner Trustee shall approve, as evidenced conclusively by the Owner Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Class A-1 Notes in an aggregate principal amount equal to $___________, the Class A-2 Notes in the aggregate principal amount of $______________ and the Class A-3 Notes in the aggregate principal amount of $_____________. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents.

          Section 7.2 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Transaction Documents to which the Trust is a party and to administer the Trust in the interest of the Transferor, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator or CHEC Funding, LLC ("CHEC") has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Transaction Document, including discretionary duties, and the Owner Trustee shall not be held liable for the default or failure of the Administrator or CHEC to carry out their respective obligations under the Administration Agreement.

           Section 7.3 Action upon Instruction.

                     (a) Subject to Article V herein and in accordance with the terms of the Transaction Documents, the Transferor may by written instruction direct the Owner Trustee in the management of the Trust but only to the extent consistent with the limited purpose of the Trust. Such direction may be exercised at any time by written instruction of the Transferor pursuant to Article V.

                     (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to law.

                     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Transferor and the Insurer (so long as no Insurer Default exists) requesting instruction from the Transferor and the Insurer (so long as no Insurer Default exists) as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Transferor or the Insurer received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interest of the Transferor, and shall have no liability to any Person for such action or inaction.

                     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement provides no direction to the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Transferor and the Insurer requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Insurer, or if there is an Insurer Default, the Transferor, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interest of the Transferor, and shall have no liability to any Person for such action or inaction.

          Section 7.4 No Duties Except as Specified in this Agreement, the Transaction Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement, any Transaction Document or in any document or written instruction received by the Owner Trustee pursuant to Section 7.3; and no implied duties or obligations shall be read into this Agreement or any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at anytime or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Transaction Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

          Section 7.5 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 7.3 above.

          Section 7.6 Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 hereof or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Transferor shall not direct the Owner Trustee to take action that would violate the provisions of this Section 7.6 .

ARTICLE VIII

CONCERNING THE OWNER TRUSTEE

          Section 8.1 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement and the Transaction Documents. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 8.3 below expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                     (a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

                     (b) the execution, delivery, authentication and performance by the Owner Trustee of this Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency;

                     (c) no provision of this Agreement or any Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Transaction Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                     (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

                     (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Transaction Documents, other than the certificate of authentication on the Transferor Interest, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder, to the Transferor or other than as expressly provided for herein and in the Transaction Documents;

                     (f) the Owner Trustee shall not be liable for the default or misconduct of the Seller, the Indenture Trustee, or the Servicer under any of the Transaction Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Transaction Documents that are required to be performed by the Indenture Trustee under the Indenture, the Servicer under the Sale and Servicing Agreement, the Administrator or CHEC under the Administration Agreement or the Certificate Registrar or any Paying Agent hereunder;

                     (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or direction of the Transferor, unless such Transferor has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act; and.

                     (h) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Depositor, the Insurer, the Seller or any Owner to the extent such action or direction is permitted by the Transaction Documents.

          Section 8.2 Furnishing of Documents. The Owner Trustee shall furnish (a) to the Transferor promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents and (b) to Noteholders and the Insurer promptly upon written request therefor, copies of the Sale and Servicing Agreement and this Agreement.

           Section 8.3 Representations and Warranties.

           ________________________ hereby represents and warrants to the Depositor, for the benefit of the Transferor and the Insurer, that:

                     (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

                     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf;

                     (c) Neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;

                     (d) This Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                     (e) The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and

                     (f) No litigation is pending or, to the best of the Owner Trustee's knowledge, threatened against the Owner Trustee which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

           Section 8.4 Reliance; Advice of Counsel.

                     (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Transaction Document.

          Section 8.5 Not Acting in Individual Capacity. Except as provided in this Article VIII, in accepting the trusts hereby created, ________________________ acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Transaction Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

          Section 8.6 Owner Trustee Not Liable for the Transferor Interest or the Mortgage Loans. The recitals contained herein and in the Transferor Interest (other than the signature of the Owner Trustee on the Certificate) shall be taken as the statements of the Seller, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Transaction Document or of the Transferor Interest (other than the signature of the Owner Trustee on the Certificate and as specified in Section 8.3 hereof) or the Notes, or of any Mortgage Loans or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage Loan, or the perfection and priority of any security interest created by any Mortgage Loan or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Transferor under this Agreement or to the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any insurance thereon; the existence and contents of any Mortgage Loan on any computer or other record thereof; the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan; the compliance by the Depositor, the Seller or the Servicer with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the Depositor, the Seller, the Indenture Trustee, the Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee.

          Section 8.7 Owner Trustee May Own the Transferor Interest and the Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Transferor Interest or the Notes and may deal with the Depositor, the Seller, the Indenture Trustee, the Administrator and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

          Section 8.8 Licenses. The Owner Trustee shall cause the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.

ARTICLE IX

COMPENSATION OF OWNER TRUSTEE

          Section 9.1 Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Seller for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

          Section 9.2 Indemnification. The Seller shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Transaction Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Seller shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 8.1 hereof. The indemnities contained in this Section 9.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 9.2, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

          Section 9.3 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article IX shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE X

TERMINATION OF TRUST AGREEMENT

           Section 10.1 Termination of Trust Agreement.

                     (a) This Agreement (other than Article IX) and the Trust shall terminate pursuant to the Business Trust Statute and be of no further force or effect on the earlier of (i) the satisfaction and discharge of the Indenture pursuant to Section 4.1 of the Indenture and the termination of the Sale and Servicing Agreement and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy (the late ambassador of the United States to the Court of St. James's) alive on the date hereof. The bankruptcy, liquidation, dissolution, death or incapacity of the Transferor shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Transferor's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                     (b) The Transferor Interest shall be subject to an early redemption or termination at the option of the Servicer in the manner and subject to the provisions of Section 8.01 of the Sale and Servicing Agreement.

                     (c) Except as provided in Sections 10.1(a) and (b) above, none of the Depositor, the Seller, the Administrator, or the Transferor shall be entitled to revoke or terminate the Trust.

                     (d) Notice of any termination of the Trust, specifying the Payment Date upon which the Transferor shall surrender their Transferor Interest to the Paying Agent for payment of the final distributions and cancellation, shall be given by the Certificate Registrar to the Transferor, the Insurer and the Rating Agencies mailed within five Business Days of receipt by the Certificate Registrar of notice of such termination pursuant to (a) or (b) above, which notice given by the Owner Trustee shall state (i) the Payment Date upon or with respect to which final payment of the Certificate Registrar shall be made upon presentation and surrender of the Transferor Interest at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Transferor Interest at the office of the Paying Agent therein specified. The Certificate Registrar shall give such notice to the Owner Trustee and the Paying Agent at the time such notice is given to the Transferor. Upon presentation and surrender of the Transferor Interest, the Paying Agent shall cause to be distributed to the Transferor amounts distributable on such Payment Date pursuant to Section 5.01 of the Sale and Servicing Agreement.

                     In the event that the Transferor shall not surrender its Transferor Interest for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Registrar shall give a second written notice to the Transferor to surrender the Transferor Interest for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Transferor Interest shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Transferor concerning surrender of the Transferor Interest, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Paying Agent to the Transferor.

                     (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the Business Trust Statute.

ARTICLE XI

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

          Section 11.1 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of the Business Trust Statute; authorized to exercise corporate powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent which has) a long-term rating of at least "A" (or its equivalent) by each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. and being acceptable to the Insurer. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 11.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 11.2.

          Section 11.2 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Indenture Trustee, the Rating Agencies, the Insurer and the Seller. Upon receiving such notice of resignation, the Indenture Trustee shall promptly appoint a successor Owner Trustee with the consent of the Insurer, which consent shall not be unreasonably withheld, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

          If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 11.1 above and shall fail to resign after written request therefor by the Indenture Trustee, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Indenture Trustee may, and, at the direction of the Insurer, shall, remove the Owner Trustee. If the Indenture Trustee shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Indenture Trustee shall promptly appoint a successor Owner Trustee acceptable to the Insurer by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 11. 2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 11.3, written approval by the Insurer and payment of all fees and expenses owed to the outgoing Owner Trustee. The Indenture Trustee shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

          Section 11.3 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 11.2 shall execute, acknowledge and deliver to the Indenture Trustee, the Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee (if acceptable to the Insurer), without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Indenture Trustee and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

          No successor Owner Trustee shall accept appointment as provided in this Section 11.3 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 11.1 above.

          Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 11.3, the Indenture Trustee shall mail notice of the successor of such Owner Trustee to the Transferor, the Noteholders, the Insurer and the Rating Agencies. If the Indenture Trustee fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Indenture Trustee.

          Section 11.4 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which either may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee, as the case may be, hereunder, provided such corporation shall be eligible pursuant to Section 11.1 above, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee, shall mail notice of such merger or consolidation to the Seller, the Depositor, the Rating Agencies and the Insurer.

          Section 11.5 Appointment of Co-Owner Trustee or Separate Owner Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Mortgaged Property may at the time be located, the Owner Trustee (with the consent of the Insurer, which consent shall not be unreasonably withheld) shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-owner trustee, jointly with the Owner Trustee, or separate owner trustee or separate owner trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-owner trustee or separate trustee under this Section 11.5 shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 11.1 above and no notice of the appointment of any co-owner trustee or separate trustee shall be required pursuant to Section 11.3 above.

          The Owner Trustee hereby appoints the Indenture Trustee for the purpose of establishing and maintaining the Distribution Account and making the distributions therefrom to the Persons entitled thereto pursuant to Section 5.01 of the Sale and Servicing Agreement.

          Each separate trustee and co-owner trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate owner trustee or co-owner trustee jointly (it being understood that such separate owner trustee or co-owner trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-owner trustee but solely at the direction of the Owner Trustee;

(ii) no owner trustee under this Agreement shall be personally liable by reason of any act or omission of any other owner trustee under this Agreement; and

(iii) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-owner trustee.

          Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to the separate trustees and co-owner trustees, as if given to each of them. Every instrument appointing any separate owner trustee or co-owner trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article XI. Each separate trustee and co-owner trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

          Any separate trustee or co-owner trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any owner trustee or co-owner trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XII

MISCELLANEOUS

          Section 12.1 Supplements and Amendments. This Agreement may be amended by the Depositor, the Seller and the Owner Trustee with prior written notice to the Rating Agencies and the Indenture Trustee and with the consent of the Insurer (which consent shall not be unreasonably withheld), but without the consent of any of the Noteholders, the Transferor or the Indenture Trustee, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Transferor; provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholder, the Transferor or the Insurer. An amendment described above shall be deemed not to adversely affect in any material respect the interests of any Noteholder, the Transferor or the Insurer if either (i) an Opinion of Counsel is obtained to such effect, or (ii) the party requesting the amendment satisfies the Rating Agency Condition with respect to such amendment.

          This Agreement may also be amended from time to time by the Seller and the Owner Trustee, with the prior written consent of the Rating Agencies, the Insurer, the Indenture Trustee, the Noteholders affected thereby evidencing more than 50% of the Percentage Interests in the Class of Notes affected thereby or more than 50% of the Percentage Interests of all the Notes if both Classes are so affected, and the Transferor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Transferor; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Home Equity Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Transferor or (b) reduce the aforesaid Percentage Interests required to consent to any such amendment, without the consent of the holders of all the outstanding Notes. The Depositor shall join in any such amendment approved as provided in the preceding sentence so long as such amendment is not adverse to the interests of the Depositor.

          Promptly after the execution of any such amendment, the Owner Trustee shall furnish written notification of the substance of such amendment to the Indenture Trustee, the Insurer and each of the Rating Agencies.

          It shall not be necessary for the consent of the Transferor, the Noteholders or the Indenture Trustee pursuant to this Section 12.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Transferor provided for in this Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by the Transferor and the Noteholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

          Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to such execution and delivery have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

          Section 12.2 No Legal Title to Owner Trust Estate in Transferor. The Transferor shall not have legal title to any part of the Owner Trust Estate. The Transferor shall be entitled to receive distributions with respect to their undivided Transferor Interest therein only in accordance with Articles VI and X herein. No transfer, by operation of law or otherwise, of any right, title, or interest of the Transferor to and in its Transferor Interest shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

          Section 12.3 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Seller, the Issuer, the Insurer, the Transferor and, to the extent expressly provided herein, the Indenture Trustee, the Insurer and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

           Section 12.4 Notices.

                     (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), at the following addresses: (i) if to the Owner Trustee, its Corporate Trust Office; (ii) if to the Depositor, CHEC Funding, LLC, 2728 North Harwood, Dallas, Texas 75201; (iii) if to the Insurer, ________________, ___________________, Attention: ________________; (iv) if to the Indenture Trustee, its Corporate Trust Office; (v) if to the Transferor, _____________________________________; (vi) if to the Seller, Centex Home Equity Company, LLC, Attention: ____________; or, as to each such party, at such other address as shall be designated by such party in a written notice to each other party.

                     (b) Any notice required or permitted to be given to the Transferor shall be given by first-class mail, postage prepaid, at the address of such Transferor as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Transferor receives such notice.

          Section 12.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 12.6 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 12.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Seller, the Owner Trustee, the Insurer and its successors and the Transferor and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Transferor shall bind the successors and assigns of the Transferor.

          Section 12.8 No Petition. The Owner Trustee, by entering into this Agreement, the Transferor, by accepting the Transferor Interest, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Transferor or the Trust, or join in any institution against the Transferor, or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or law in connection with any obligations relating to the Transferor Interest and the Notes, this Agreement or any of the Transaction Documents.

           Section 12.9 [Reserved].

          Section 12.10 No Recourse. The Transferor by accepting the Transferor Interest acknowledges that the Transferor's Transferor Interest represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Servicer, the Seller, the Owner Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Transferor Interest or the Transaction Documents.

          Section 12.11 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          Section 12.12 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 12.14 Inconsistencies with Sale and Servicing Agreement.

          In the event certain provisions of this Agreement conflict with the provisions of the Sale and Servicing Agreement, the parties hereto agree that the provisions of the Sale and Servicing Agreement shall be controlling.

           Section 12.15 Third Party Beneficiary.

          The parties hereto acknowledge that the Insurer is an express third party beneficiary hereof entitled to enforce the provisions hereof as if it were actually a party hereto. Nothing in this Section 12.14 however shall be construed to mitigate in any way, the fiduciary responsibilities of the Owner Trustee to the beneficiaries of the Trust.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

________________________,
as Owner Trustee

By:___________________________________
       Name:
       Title:

CHEC FUNDING, LLC,
as Depositor

By:__________________________________
       Name:
       Title:

CENTEX HOME EQUITY COMPANY, LLC, as Seller

By:__________________________________
       Name:
Title:

CERTIFICATE OF TRUST
OF
CENTEX HOME EQUITY LOAN TRUST 200_-__

          This Certificate of Trust of Centex Home Equity Loan Trust 200_-__ (the "Trust"), is being duly executed and filed by ________________________, a _________ banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, §3801 et seq.)(the "Act").

          (1) Name. The name of the business trust formed hereby is Centex Home Equity Loan Trust 200_-__.

          (2) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is ________________________, ______________________________, Attention: _________________________________.

          (3) Series. Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a "Series" or "Sub-Trust").

          (4) Notice of Limitation of Liabilities of each Series. Pursuant to Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

          (5) Effective Date. This Certificate of Trust shall be effective _________ __, 200_

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

________________________, not in its individual capacity but solely as Owner Trustee under a Trust Agreement dated _________ __, 200_ By: ________________________________ Name: Title:

EXHIBIT B

TRANSFER CERTIFICATE

Attention: [____________________]

Re:	Amended and Restated Trust Agreement, dated as of _________ __, 200_, among Centex Home Equity Company, LLC, as Seller, CHEC Funding, LLC, as Depositor, and ________________________, as Owner Trustee; Centex Home Equity Loan Trust 200_-__, Home Equity Loan Asset-Backed Notes, Series 200_-__

Ladies and Gentlemen:

                     The undersigned (the "Transferee") has agreed to purchase from (the "Transferor") the Transferor Interest:

A. Rule 144A "Qualified Institutional Buyers" should complete this section

I. The Transferee is (check one):

(i) An insurance company, as defined in Section 2(13) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), (iii) a business development company as defined in Section 2(a)(48) of the Securities Act, (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (v) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, (vi) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (vii) a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, (viii) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(2) of the Securities Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or (ix) an investment advisor registered under the Investment Advisors Act of 1940, which, for each of (i) through (ix), owns and invests on a discretionary basis at least $100 million in securities other than securities of issuers affiliated with the Transferee, securities issued or guaranteed by the United States or a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, bank deposit notes and certificates of deposit, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement, and currency, interest rate and commodity swaps (collectively, "Excluded Securities");

a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that in the aggregate owns and invests on a discretionary basis at least $10 million of securities other than Excluded Securities and securities constituting the whole or part of an unsold allotment to, or subscription by, Transferee as a participant in a public offering;

an investment company registered under the Investment Company Act that is part of a family of investment companies (as defined in Rule 144A of the Securities and Exchange Commission) which own in the aggregate at least $100 million in securities other than Excluded Securities and securities of issuers that are part of such family of investment companies;

an entity, all of the equity owners of which are entities described in this Paragraph A(I);

a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution that in the aggregate owns and invests on a discretionary basis at least $100 million in securities other than Excluded Securities and has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of transfer of the Transferor Interest to the Transferee in the case of a U.S. Bank or savings and loan association, and not more than 18 months preceding such date in the case of a foreign bank or savings association or equivalent institution.

II. The Transferee is acquiring such Transferor Interest solely for its own account, for the account of one or more others, all of which are "Qualified Institutional Buyers" within the meaning of Rule 144A, or in its capacity as a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a "Qualified Institutional Buyer." The Transferee is not acquiring such Transferor Interest with a view to or for the resale, distribution, subdivision or fractionalization thereof which would require registration of the Transferor Interest under the Securities Act.

B. "Accredited Investors" should complete this Section

I. The Transferee is (check one):

a bank within the meaning of Section 3(a)(2) of the Securities Act;

a savings and loan association or other institution defined in Section 3(a)(5) of the Securities Act;

a broker or dealer registered pursuant to the Exchange Act;

an insurance company within the meaning of Section 2(13) of the Securities Act;

an investment company registered under the Investment Company Act;

an employee benefit plan within the meaning of Title I of ERISA, which has total assets in excess of $5,000,000;

another entity which is an "accredited investor" within the meaning of paragraph (fill in) of subsection (a) of Rule 501 of the Securities and Exchange Commission.

II. The Transferee is acquiring such Transferor Interest solely for its own account, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof which would require registration of the Transferor Interest under the Securities Act.

C. If the Transferee is unable to complete one of paragraph A(I) or paragraph B(I) above, the Transferee must furnish an opinion in form and substance satisfactory to the Owner Trustee and Certificate Registrar of counsel satisfactory to the Owner Trustee and Certificate Registrar to the effect that such purchase will not violate any applicable federal or state securities laws.

D. The Transferee represents that it is not (A) an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 19974, as amended ("ERISA"), or (B) a "plan" within the meaning of Section 4975(e)(1) of the Code (any such plan or employee benefit plan, a "Plan") or (C) any entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan's investment in the entity and is not directly or indirectly purchasing such Trust Security on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

(iii) the Transferee is an "accredited investor" as defined in Rule 501(a) of Regulation D pursuant to the Securities Act.

Very truly yours, [NAME OF PURCHASER] By: ____________________________ Title: _________________________

Dated:

THE FOREGOING IS ACKNOWLEDGED THIS ____ DAY OF __________, ____.

[NAME OF SELLER]
By: ___________________________
Title: ________________________

EXHIBIT C

FORM OF TRANSFEROR CERTIFICATE